Exhibit 32.1

CERTIFICATION PURSUANT TO

EXCHANGE ACT RULE 15d-14(b) AND

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Primal Solutions, Inc. (the ”Company”) on Form 10-QSB for the period ending March 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph R. Simrell, Chief Executive Officer and President of the Company, and I, Todd R. Taylor, Chief Financial Officer and Vice President of the Company, each certify, to the best of my knowledge, pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
ii.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Primal Solutions, Inc. and will be retained by Primal Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/S/ Joseph R. Simrell

Joseph R. Simrell

Chief Executive Officer

And President

Primal Solutions, Inc.

May 17, 2004

/s/ Todd R. Taylor
Todd R. Taylor
Chief financial Officer
Primal Solutions, Inc.
May 17, 2004